UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 4, 2019
NortonLifeLock Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 E. Rio Salado Parkway, Suite 1000, Tempe, AZ 85281
(Address of Principal Executive Offices and Zip Code)

(650) 527-8000
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol	Name of each exchange on which registered
Common Stock,	par value $0.01 per share	NLOK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01    Completion of Acquisition or Disposition of Assets.

On August 8, 2019, NortonLifeLock Inc. (formerly known as Symantec Corporation, the “Company”) entered into a definitive agreement with Broadcom Inc. (“Buyer”) under which Broadcom agreed to purchase certain assets of the Company’s enterprise security business (the “Business”) and assume certain liabilities for a purchase price of $10.7 billion (the “Broadcom sale”). On November 4, 2019, the parties completed the transaction.

Attached as Exhibit 99.01 to this Current Report on Form 8-K, and incorporated herein by this reference, is a copy of the Company’s press release dated November 4, 2019, announcing the completion of the disposition.

Item 9.01    Financial Statements and Exhibits.

(b) Pro forma financial information

Unaudited pro forma financial information of NortonLifeLock Inc. to give effect to the Broadcom sale is included in Exhibit 99.02 filed herewith and incorporated by reference into this Item 9.01.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.01	Press Release dated November 4, 2019.
99.02	Unaudited pro forma financial information of NortonLifeLock Inc.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NortonLifeLock Inc.

Date: November 8, 2019	By: /s/ VINCENT PILETTE Vincent Pilette Executive Vice President and Chief Financial Officer